UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2011 (May 5, 2011)

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway
New York, New York 10018
(Address of principal executive offices and zip code)

(212) 582-0900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2011, the Board of Directors of Harris & Harris Group, Inc. (the “Company”) terminated the Amended and Restated Executive Mandatory Retirement Benefit Plan.  The plan was adopted in 2003 in order to begin planning for eventual management succession for individuals who are employed by us in a bona fide executive or high policy-making position.  The plan provided benefits required by age discrimination laws as a result of the Company’s policy of mandatory retirement when such individuals attained the age of 65.  There are currently two individuals that qualify under the plan:  Douglas W. Jamison, age 41, the Chairman and Chief Executive Officer, and Daniel B. Wolfe, age 34, the President.  Since Mr. Jamison and Mr. Wolfe have over 20 years prior to attaining the age of 65, the plan was terminated.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 5, 2011, we held our Annual Meeting of Shareholders to (1) elect nine directors, (2) approve the selection of PricewaterhouseCoopers LLP as the independent registered public accountant, (3) cast an advisory vote on executive compensation as described in the Compensation Discussion & Analysis and the accompanying tabular and narrative disclosure as included in the 2011 Proxy Statement, and (4) to vote on the frequency of shareholder votes on executive compensation.  At the close of business on the record date, March 16, 2011, an aggregate of 30,941,139 shares of common stock were issued and outstanding.

Proposal 1.                      The election of nine directors to the Board of Directors:

Nominees	For	Withheld	Broker Non-Votes
W. Dillaway Ayres, Jr.	10,965,574	1,625,335	14,009,369
Dr. Phillip A. Bauman	10,973,467	1,617,442	14,009,369
Dugald A. Fletcher	10,936,558	1,654,351	14,009,369
Douglas W. Jamison	12,180,969	409,940	14,009,369
Lucio L. Lanza	10,951,733	1,639,176	14,009,369
Lori D. Pressman	12,118,526	472,383	14,009,369
Charles E. Ramsey	10,971,288	1,619,621	14,009,369
James E. Roberts	10,956,833	1,634,076	14,009,369
Richard P. Shanley	10,966,804	1,624,105	14,009,369

Pursuant to the foregoing votes, the nine nominees listed above were elected to serve on the Company's Board of Directors.   A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner or other persons entitled to vote.

Proposal 2.                      Approve the selection of PricewaterhouseCoopers LLP as the independent registered public accountant for the fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Vote
23,571,979	195,275	2,833,024	0

Proposal 3.                      To approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstain	Broker Non-Vote
9,751,232	430,680	2,408,997	14,009,369

Proposal 4.                      Advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years:

One Year	Two Year	Three Year	Abstain	Broker Non-Vote
5,999,318	327,855	4,145,670	2,118,115	14,009,369

In light of the vote, the Board of Directors of the Company has decided to include a shareholder advisory vote on compensation annually.

Item 8.01.                      Other Events.

Appointment of Lead Independent Director

On May 5, 2011, the Board of Directors of the Company appointed James E. Roberts as Lead Independent Director, replacing Dugald A. Fletcher who was our Lead Independent Director since November 2006.  Mr. Roberts, age 65, has served as a member of our Board of Directors since June 1995.  Since October 2009, he has been Managing Vice President Corporate Underwriting with Tower Group, Inc.  Prior to joining Tower Group, Mr. Roberts was employed by AequiCap Group from January 2006 to October 2009, serving as President of AequiCap Insurance Company from January 2006 to October 2009, and as President of AequiCap Program Administrators from September 2007 to October 2009.  He was graduated from Cornell University (A.B.).

Promotion of Misti Ushio

On May 6, 2011, the Company announced that as of May 5, 2011, Misti Ushio was promoted from Principal to a Managing Director and from Vice President to Executive Vice President of the Company.  A copy of the press release is attached and being furnished as Exhibit 99.1.

Item 9.01.                        Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 6, 2011	HARRIS & HARRIS GROUP, INC.

		By:	Douglas W. Jamison
Douglas W. Jamison
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 6, 2011